ART'S-WAY MANUFACTURING CO., INC.
                           ARMSTRONG, IOWA 50514-0288
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 23, 2002


To:	The Shareholders of
	ART'S-WAY MANUFACTURING CO., INC.

    Notice is hereby given that the Annual Meeting of Shareholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation (the "Company"), will be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska 68124 on Tuesday, April 23, 2002, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:

	(1) To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until such time as their successors are elected and qualified;

	(2) To consider and vote upon a proposal to ratify the appointment of KPMG LLP as independent public accountants of the Company for the year ending November 30, 2002; and

	(3) To transact such other business as may properly come before the meeting.

	NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on February 25, 2002 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof, and only shareholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed.

  You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

				  By Order of the Board of Directors

					William T Green,
        				   Secretary

Armstrong, Iowa
March 11, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS OF
                      ART'S-WAY MANUFACTURING CO., INC.
                         ARMSTRONG, IOWA  50514-0288

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co., Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Tuesday, April 23, 2002 at 10:00 A. M. Central Daylight Savings Time and at any and all adjournments thereof. Shareholders of record at the close of business on February 25, 2002 are entitled to notice of and to vote at the Meeting.

                                  PROXIES

  Proxies are being solicited by the Board of Directors of the Company. Proxies so given may be revoked at any time prior to the Annual Meeting. No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation.
The Company has retained the American Stock Transfer and Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $1,800. The approximate date on which notice of the meeting, this Proxy Statement and form of proxy are first being sent to shareholders is March 11, 2002.

                             VOTING SECURITIES

   As of the close of business on February 25, 2002, the record date for the Annual Meeting, the outstanding voting securities consisted of 1,938,176 shares of Common Stock, each of which is entitled to one vote.

	 VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth the names of the persons known to the Company who beneficially own more than 5% of the issued and out-standing shares of Common Stock of the Company as of February 25, 2002, the record date for the meeting:
                                 Type of        Number of    Percent of
      Name and Address          Ownership        Shares      Outstanding

Arthur Luscombe                Of record and	123,825 	6.39%
 RR                             Benefically
 Dolliver, Iowa 50531

Franklin Resources, Inc.       Beneficially     134,500         6.94%
 777 Mariners Island Blvd.
 San Mateo, California 94404

J. Ward McConnell, Jr.         Of record and    775,200        40.00%
 P.O. Box 6246                  Benefically
 Kinston, North Carolina 28501



                             VOTING SECURITIES OWNED BY
                          EXECUTIVE OFFICERS AND DIRECTORS

   The following table shows certain information with respect to the Company's common stock beneficially owned by directors and executive officers as of February 25, 2002. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to outstanding stock options exercisable within sixty days of February 25, 2002.

Name                    Type of Beneficial Ownership  Number of  Percent of
                                                       Shares       Class
James L. Koley           of record and Beneficially   83,250 (1)    4.30%
David R. Castle          of record and Beneficially    1,250 (1)     *
George A. Cavanaugh, Jr. of record and Beneficially    1,750 (1)     *
Douglas McClellan        of record and Beneficially   16,750 (1)     *
Marc H. McConnell        of record and Beneficially      -           *
J. Ward McConnell, Jr.   of record and Beneficially  775,200       40.00%
John C. Breitung         of record and Beneficially   12,000 (2)     *
William T. Green         of record and Beneficially   19,500 (3)    1.01%
Directors and Executive
 Officers as a Group
 (9 persons)             of record and Beneficially  907,700       46.83%

*    Less than 1%
(1) Includes 1,250 shares which can be purchased by each individual pursuant to stock options.
(2) Includes 7,500 shares which can be purchased pursuant to stock options.
(3) Includes 18,500 shares which can be purchased pursuant to stock options.

                       BOARD OF DIRECTORS AND ELECTION

Nominees to the Board of Directors

   The Board of Directors of the Company is presently composed of six (6) directors. At this Annual Meeting of Shareholders six (6) directors are to be elected to hold office until the 2003 annual meeting of Shareholders or until the successor of each shall be elected and qualified. All of the nominees named herein are presently serving as members of the Board of Directors. Management has no reason to believe that any of those named below will be unable or unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board. J. Ward McConnell, Jr. is being proposed as a nominee pursant to the terms of an Agreement dated February 12, 2002 described under the caption "Certain Transactions."

   Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the below six nominees.

   The name of each nominee, his age, the year in which he was first elected a director, his principal occupation or occupations for the past five years and positions (other than director) with the Company are as follows:

J. WARD McCONNELL, JR., AGE 70, Kinston, North Carolina, Private investor for more than five years. Was appointed Chairman of the Board February 12, 2002.

DAVID R. CASTLE, age 52, Fairmont, Minnesota. President of Weigh-Tronix, Inc., Fairmont, Minnesota since May 1998, where he had served as Vice President and General Manager of their Santa Rosa facility since July 1990. Chairman of the Compensation and Stock Option Committee and member of the Audit Committee. Mr. Castle has been a director since 2000.

GEORGE A. CAVANAUGH, JR., age 81, Ocala, Florida. Retired since 1981; formerly President of Cavanaugh & Associates, Inc., Manufacturers Representative, Southfield, Michigan. Member of the Compensation and Stock Option Committee and member of the Audit Committee. Mr. Cavanaugh has been a director since 1972.

JAMES L. KOLEY, age 71, Omaha, Nebraska. Chairman of the Board of the law firm of Koley, Jessen P.C., Omaha, Nebraska since February 1988. Director of Dover Corporation, New York, New York. Mr. Koley has been a director since 1976.

DOUGLAS McCLELLAN, age 51, Clarence, New York. President of Filtration Unlimited, Akron, New York, where he has held various positions for more than five years. Member of the Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987.

MARC H. McCONNELL, age 22, Bath, New York. President of Babcock Co., Inc., Bath, New York since June 2001. Prior to that time attended Cornell University's School of Industrial & Labor Relations at Ithaca, New York. Mr. McConnell was appointed to Board of Directors July 2001.

The Board of Directors recommends a vote FOR the six nominees listed above.

Vote Required for Ratification

   The affirmative vote of a majority of the shares represented at the meeting is required to elect the Board of Directors.

Meetings of the Board of Directors and Committees

   The principal functions of the Executive Committee are to advise and consult with the Board of Directors on matters considered appropriate by the Executive Committee and, subject to specified limitations, to consider and act upon matters for the Board of Directors when the Board may be unable to consider and act on such matters as a whole. The Executive Committee had no meetings in the last fiscal year.

   The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting. The Audit Committee recommends selection of the independent public accountants. The Audit Committee had two meetings in the last fiscal year.

   The Compensation and Stock Option Committee has the responsibility to review and advise management on broad compensation policies such as salary ranges and incentive programs. The Committee also administers the Incentive Stock Option Plans and grants options pursuant to the Plans. Furthermore the Committee has the responsibility to approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers. The Compensation and Stock Option Committee had one meeting in the last fiscal year.

   The Company has no Nominating Committee.

   The Board of Directors held four meetings in the last fiscal year. Each director attended 100% of the meetings of the Board and the Board Committees of which he was a member, except for David R. Castle who attended 50% of the meetings held.

   Each director, other than the Chairman of the Board, who is not an employee of the Company or a subsidiary, receives $4,500 per year plus $900 for attendance at each of the meetings of the Board, as well as $788 for attendance at each meeting of a standing committee on which he serves. The Chairman of a standing committee receives $1,035 for each meeting attended.

   The Chairman of the Board receives $36,000 per year and is eligible for a discretionary bonus.

                    EXECUTIVE OFFICERS OF THE COMPANY

John C. Breitung, age 59, was appointed President on January 16, 2001. From 1998 to 2000, Mr. Breitung served as Vice President, Operations for GKN Armstrong Wheels, Armstrong, Iowa. From 1996 to 1998, he served as Vice President, Operations for Monona Wire Corporation, Monona, Iowa.

William T. Green, age 59, serves the Company as Executive Vice President, Finance and Administration, Secretary and Treasurer. Mr. Green was appointed Executive Vice President, Finance and Administration,
Secretary & Treasurer on April 7, 1995. Prior to April 7, 1995,
Mr. Green served as Controller for the Company for more than five years.

                      EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive Compensation

   The Compensation and Stock Option Committee of the Board is composed of three independent, non-employee Directors and has the responsibilities as described on page 4 of this Proxy Statement. The Committee has furnished the following report:

   The compensation philosophy of the Company is to provide a compensation package to executives that will, with base salary, incentive compensation and stock options, maximize long-term shareholder value.

   The Company's policy is to pay base salaries that are at, or near, the average for similar companies. Salary increases are considered annually and are based on current salary and the individual performance during the past year. The Committee recommends to the Board salary increases for the Company's President, John C. Breitung and for the Executive Vice-President Finance and Administration, Secretary and Treasurer,
William T. Green.

   The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company. Profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board the specific bonus plan for executive officers.

   Stock options are the third part of the overall compensation package for executive officers and are awarded to provide long term incentives.
The Compensation and Stock Option Committee recommends all stock option grants to the Board for approval. The option price for shares of Art's-Way common stock awarded to executive officers under the Company's Stock Option Plan is 100% of the fair market value of the shares at date of grant, with 25% exercisable at date of grant and an additional 25% exercisable after one, two and three years of service on a cumulative basis.

                      David R. Castle, Chairman
                      George A. Cavanaugh, Jr.
		      Douglas McClellan

Summary Compensation Table

The following table sets forth the aggregate cash and cash equivalent forms of remuneration accrued by the Company and its subsidiaries to, or for, the benefit of the President. No other executive officer's remuneration exceeded $100,000.
                                                            Long Term
                                                           Compensation
                                Annual Compensation           Awards
Name and
Principal
Position           Year    Salary ($)  Bonus ($)  All  Other     Options
                                                 Compensation
John C. Breitung,  2001    $84,808       -           -            -
President          2000       -          -           -            -
                   1999       -          -           -            -

Option Grants in Last Fiscal Year

   During the 2001 fiscal year Mr. Breitung was granted options to acquire 15,000 shares of Art's-Way common stock at $3.03 per share.

Option Exercises and Fiscal Year-End Values

  There were no stock options exercised during the last year to:
(i) the President and (ii) the four most highly compensated executive officers.

   The Company has a 401(k) Savings Plan (the "Plan") which covers sub-stantially all full-time employees. Participating employees contribute to the Plan through salary reductions. The Company contributes a discretionary percentage of the Plan Participant's salary deferrals. The assets of the Plan are managed by the Principal Financial Group, Des Moines, Iowa. Vesting of participants is 20% per year after one year of employment until 100% vested after 6 years. There were no contributions made by the Company in the years ended November 30, 2001, and 2000. Company contributions were approximately $32,000 for the year ended November 30, 1999. No amounts were paid or distributed to the individuals named in the above table pursuant to the Plan.

Description of Stock Options Plans

   The Company has in effect one stock option plan, the 2001 Director
Option Plan.

   Under the Plan, options may be granted to non-employee directors at a price not less than fair market value at the date the options are granted. Non-employee directors who have served for at least one year are automatically granted options to purchase 5,000 common shares. Options for an aggregate of 50,000 common shares may be granted under the Plan. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years of service on a cumulative basis. There are 30,000 common shares available for grant, and 20,000 options outstanding, of which 5,000 are exercisable.

                           CERTAIN TRANSACTIONS

   On February 12, 2002, the Company entered into an Agreement with
J. Ward McConnell, Jr., to sell Mr. McConnell 640,000 shares of common stock at the price of $1.25 per share or a total of $800,000. Following completion of the transaction, Mr. McConnell owns 40% of the outstanding stock of the Company. The Board of Directors determined to sell the shares to Mr. McConnell at less than the current market value in order to raise cash to pay suppliers and reduce bank debt. Mr. McConnell has agreed not to acquire 50% or more of the Company's stock or take it private without approval of the Board of Directors, excluding
Mr. McConnell and his son, Marc H. McConnell.

   As part of the Agreement, Mr. McConnell was elected to the Board of Directors and was elected Chairman of the Board, upon the resignation of James L. Koley as Chairman. Mr. Koley remains a director of the Company. Mr. McConnell was selected as a nominee for director at this meeting pursuant to the terms of the Agreement.

                            PERFORMANCE GRAPH
              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

   The graph below compares the yearly percentage change in the cumulative total stockholder return for Art's-Way Manufacturing Co., Inc. Common Stock compared with the NASDAQ Stock Market-U.S. Index, and the S&P Manufacturing (Diversified Industries) Index.

(Graph available on request)

                      Nov 96  Nov 97  Nov 98  Nov 99  Nov 00  Nov 01
Art's-Way
 Mfg. Co., Inc.
 (ARTW)              100.00   200.00  117.50   80.00   61.26   37.40
NASDAQ Stock
Mrkt.-US Index
(INAS)               100.00   124.56  152.70  262.81  203.67  151.72
S & P Mfg.
(Div Ind) Index
(IMNV)               100.00   117.91  132.98  159.15  185.33  189.25

                        REPORT OF THE AUDIT COMMITTEE

   The Company has a standing Audit Committee (the "Audit Committee") of the Board of Directors. The Audit Committee consists of three members of the Board of Directors, who are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee operates pursuant to a charter (the "Audit Committee Charter") approved and adopted by the Board. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In connection with the November 30, 2001 financial statements and footnotes thereto, the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

   The Audit Committee also recommended to the Board of Directors the selection of KPMG LLP to serve as the Company's independent public accountants for fiscal 2002.

                               Donald A. Cimpl, Chairman(*)
                               David R. Castle
                               Douglas McClellan
(*) Mr. Cimpl resigned as a member of the Board of Directors on February 12, 2002, and is no longer a member of the Audit Committee.



               RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, acting on the recommendation of the Audit Committee, has designated KPMG LLP as independent public accountants of the Company for the fiscal year ending November 30, 2002. KPMG LLP has been the independent public accountants of the Company since June 1, 1980. The firm has advised the Company that it has no relationship to the Company except that of independent public accountants.

   A representative of KPMG LLP will be present at the Annual Meeting of Shareholders, and will have the opportunity to make a statement and to respond to appropriate questions regarding preparation of the financial statements.

   The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

                Description                        Amount
      Audit Fees, excluding audit related          $86,900
      Financial information systems design
        and implementation Fee(1)                     -
      All Other Fees
         Audit related fees (2)                      6,000
         Other non-audit services(3)                11,945
      Total all other fees                         $17,945

   (1)Financial information systems design and implementation consisted of consulting for enterprise-wide financial information system.
   (2)Audit related fees consisted principally of an audit of the financial statements of the Company employee benefit plan.
   (3)Other non-audit fees consisted of tax compliance and special projects.

    The Audit Committee has considered the other fees paid to KPMG LLP, labeled as "all other fees" above, and concluded that they do not impair the independence of KPMG LLP.

   The Board of Directors recommends that shareholders vote FOR the ratification of the selection of KPMG LLP as independent public accountants.

Vote Required for Ratification

   The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of KPMG LLP as the independent public accountants of the Company.


                      SHAREHOLDER PROPOSALS

   Any proposals of shareholders that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received at the Company's principal offices no later than December 12, 2002 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board of Directors in connection with that meeting.


   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports in changes of ownership with the Securities and Exchange Commission (SEC). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                               OTHER MATTERS

   Management knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.


                          FINANCIAL STATEMENTS

   Financial statements of the Company are included in the Annual Report to Shareholders for the fifty-two weeks ended November 30, 2001, which report is mailed herewith to all stockholders entitled to vote at the meeting. The Annual Report is not part of the soliciting material.

   A copy of the Company's 2001 10-K Report is available without charge upon written request of William T. Green, Secretary, Art's-Way
Manufacturing Co., Inc., P.O. Box 288, Armstrong, Iowa  50514-0288.